Exhibit 99.1

[LIBERTY CORPORATION LETTERHEAD]

For further information: Howard Schrott, 864-241-5400

LIBERTY CORPORATION TO MERGE WITH RAYCOM MEDIA, INC.

     Greenville, SC (August 25, 2005) – The Liberty Corporation (NYSE: LC) announced today that it has entered into a definitive merger agreement with Raycom Media, Inc. Pursuant to the terms of the merger, Raycom will pay cash consideration of $47.35 per share of Liberty common stock and will assume approximately $110 million of debt for a total enterprise value of approximately $987 million. Based in Montgomery, Alabama, Raycom is a privately held television broadcaster with 37 stations in 28 markets.

     The closing of the transaction is subject to the approval of Liberty’s shareholders, the approval of the Federal Communications Commission and other customary conditions. Liberty shareholders owning approximately 20% of Liberty’s outstanding shares have agreed to vote in favor of the merger.

     According to Hayne Hipp, Chairman and CEO of Liberty, “Broadcasting has been essential to the success of Liberty Corporation for 70 years of the century we’ve been in business. The transaction we announce today is testimony to the exemplary reputation we’ve built as both a standard-bearer in the industry and a champion of each community in which we serve. In Raycom, we have found a company whose stellar record of public service and commitment to local news and information mirror our own. This transaction will afford our employees the opportunity to flourish within a company dedicated to the television broadcasting business, and enable our shareholders to realize full and fair value.”

     About Liberty

     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX).

     For further information about Liberty, visit the corporate website, http://www.libertycorp.com

     Forward-Looking Statement

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

     Additional Information and Where to Find It

     In connection with the proposed merger, Liberty will file a proxy statement with the U.S. Securities and Exchange Commission. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Liberty with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and Liberty’s other filings with the SEC may also be obtained from Liberty. Free copies of Liberty’s filings may be obtained by directing a request to The Liberty Corporation, 135 South Main Street. Greenville, South Carolina 29601.

     Participants in the Solicitation

     Liberty, Raycom and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Liberty’s shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Liberty’s shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Liberty with the SEC on March 28, 2004.

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